                                                                    EXHIBIT 4.13






         First Amendment to Credit Agreement dated as of March 31, 2001 among Elcor Corporation, Bank One, N.A., as Documentation Agent,
                First Union National Bank, as Syndication Agent,
               and Bank of America, N.A., as Administrative Agent,
                        Swing Line Lender and L/C Issuer.

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of March 31, 2001, is entered into among ELCOR CORPORATION a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), BANK ONE, N.A., as Documentation Agent, FIRST UNION NATIONAL BANK, as Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                                   BACKGROUND

         A. The Borrower, the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000 (the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

         B. The Borrower has requested certain amendment to the Credit
Agreement.

         C. The Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:

         1. AMENDMENTS.

         (a) The definition of "Applicable Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

             "Applicable Rate" means the following percentages per annum:

                     PRICING                                                        EURODOLLAR RATE
                      LEVEL            LEVERAGE RATIO          COMMITMENT FEE      LETTERS OF CREDIT     BASE RATE
                     -------          ----------------        ----------------    -------------------   -----------
                       VII       Greater than or equal to           0.500                2.500             0.625
                                 3.50 to 1
                       VI        Greater than or equal to           0.375                2.125             0.500
                                 3.00 to 1 but less than
                                 3.50 to 1
                        V        Greater than or equal to           0.350                1.625             0.125
                                 2.50 to 1 but less than
                                 3.00 to 1

                     PRICING                                                        EURODOLLAR RATE
                      LEVEL            LEVERAGE RATIO          COMMITMENT FEE      LETTERS OF CREDIT     BASE RATE
                     -------          ----------------        ----------------    -------------------   -----------
                       IV        Greater than or equal to           0.250                1.125             0.000
                                 2.00 to 1 but less than
                                 2.50 to 1
                       III       Greater than or equal to           0.225                0.875             0.000
                                 1.50 to 1 but less than
                                 2.00 to 1
                       II        Greater than or equal to           0.200                0.750             0.000
                                 1.00 to 1 but less than
                                 1.50 to 1
                        I        Less than 1.00 to 1                0.150                0.625             0.000

                  The Applicable Rate shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio set forth on the Compliance Certificate on each Adjustment Date. If the financial statements required pursuant to Section 6.01 and the related Compliance Certificate required pursuant to Section 6.02(b) are not received by the Administrative Agent by the date required, the Applicable Rate shall be determined using Pricing Level VII until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Rate in effect from and after April 1, 2001 through the date in which another Pricing Level would otherwise be in effect based on the quarterly financial statements of the Borrower most recently received after April 1, 2001 shall be Level VII.

         (b) Section 1.01 of the Credit Agreement is hereby amended by adding the defined term "Fixed Charge Coverage Ratio" thereto to read as follows:

                  "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date, minus (ii) Cash Taxes for the period of four consecutive fiscal quarters ending on such date, minus (iii) the lesser of (A) depreciation and amortization expense of the Borrower and its Subsidiaries deducted in determining Consolidated Net Income for the period of four consecutive fiscal quarters ending on such date and (B) capital expenditures of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges for the period of four consecutive fiscal quarters ending on such date, plus (ii) principal payments of Indebtedness of the Borrower and its Subsidiaries required to be paid during the period of four consecutive fiscal quarters ending on such date. For purposes of calculating the Fixed Charge Coverage Ratio (i) for periods through and including March 31, 2001, capital expenditures of the Borrower and its Subsidiaries for such periods shall be deemed to be equal to depreciation and amortization of the Borrower and its Subsidiaries for such periods and (ii) for each period from and including April 1, 2001 and thereafter, capital expenditures of the Borrower and its Subsidiaries shall not include capitalized interest of the Borrower and its Subsidiaries for such period.

         (c) The definition of "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Loan Documents" means this Agreement, the Notes, each Fee Letter, any Swap Contract entered into with any Lender or any Affiliate of any Lender, each Guaranty, each Request for Credit Extension, each Compliance Certificate, each Collateral Document, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations.

         (d) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

                  "Cash Taxes" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the cash portion of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income for such period.

                  "Collateral" means all accounts and inventory of the Borrower and its Subsidiaries other than Chromium Corporation.

                  "Collateral Document" means the Security Agreement and any document related thereto.

                  "Collateral Release Event" means the receipt by the Administrative Agent of two consecutive Compliance Certificates delivered pursuant to Section 6.02(b) certifying that the Leverage Ratio for the periods covered by each such Compliance Certificate is less than 3.00 to 1.

                  "Collateral Trigger Event" means, prior to the Collateral Release Event, the occurrence of any of the following events: (a) Leverage Ratio is greater than 3.75 to 1 at June 30, 2001; (b) Leverage Ratio is greater than 3.50 to 1 at September 30, 2001; (c) Leverage Ratio is greater than 3.25 to 1 at December 31, 2001; (d) Leverage Ratio is greater than 3.25 to 1 at March 31, 2002; or (e) an Event of Default shall have occurred and be continuing.

                  "Security Agreement" means the Security Agreement executed by the Loan Parties (other than Chromium Corporation) covering the Collateral, substantially in the form of Exhibit H.

         (e) The definition of "Interest Coverage Ratio" set forth in Section
1.01 of the Credit Agreement is hereby deleted.

         (f) Section 7.05 of the Credit Agreement is hereby amended to read as follows:

                  7.05 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that, after giving effect to any proposed Restricted Payment, no Default or Event of

         Default shall have occurred or be continuing, the Borrower may make Restricted Payments during the term of this Agreement not to exceed the sum of (i) $15,000,000 plus (or minus in the case of a cumulative deficit), (ii) 35% of cumulative Consolidated Net Income (100% in the case of a deficit) for the period commencing July 1, 2000 and ending on the date such proposed Restricted Payment is to be made, plus (iii) without duplication, the amount of cash received by the Borrower as a result of the sale or disposition of Capital Stock of the Borrower acquired in a Treasury Stock Purchase; provided, further, however, notwithstanding anything above to the contrary, neither the Borrower nor any Subsidiary shall make or incur any obligation (contingent or otherwise) to make a Treasury Stock Purchase (other than Treasury Stock Purchases to fund ESOP contributions of the Borrower on behalf of officers and employees of the Borrower and its Subsidiaries not to exceed 2-1/2% of aggregate compensation expense of such officers and employees) unless immediately prior to and after giving effect to any such proposed Treasury Stock Purchase the Leverage Ratio is less than
         3.00 to 1.

         (g) Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

                  (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than (a) 1.25 to 1 as of the end of any fiscal quarter occurring during the period from and including March 31, 2001 through and including September 30, 2001, (b) 1.50 to 1 at December 31, 2001 or March 31, 2002, or (c) 1.75 to 1 at the end of any fiscal quarter thereafter.

         (h) Section 7.12(c) of the Credit Agreement is hereby amended to read as follows:

                  (c) Capitalization Ratio. Permit the Capitalization Ratio to be greater than (a) 0.45 to 1 at the end of any fiscal quarter ending June 30, September 30 or December 31 of any fiscal year or (b) 0.50 to 1 at the end of any fiscal quarter ending March 31 of any fiscal year.

         (i) Section 8.01 of the Credit Agreement is hereby amended by (i) deleting "." at the end of clause (k) thereof and inserting "; or" in lieu thereof and (ii) adding a new clause (l) thereto to read as follows:

                  (l) Collateral Documents. Any Collateral Document shall for any reason (other than as expressly provided or permitted pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in any Collateral prior to a Collateral Release Event.

         (j) Exhibit E to the Credit Agreement is hereby amended to be in the form of Exhibit E to this First Amendment.

         (k) Exhibit H is hereby added to the Credit Agreement in the form of Exhibit H hereto.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the waiver contemplated by the foregoing
Section 2:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) the Borrower has full power and authority to execute and deliver this First Amendment and the Collateral Documents, this First Amendment and the Collateral Documents have been duly executed and delivered by the Borrower, and this First Amendment and the Credit Agreement, as amended hereby, constitute, and the Collateral Documents, upon the occurrence of a Collateral Trigger Event, will constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

         (d) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (including the consent of the Board of Directors of the Borrower) is required for the execution, delivery or performance by Company of this First Amendment and the Collateral Documents.

         3. CONDITIONS TO EFFECTIVENESS. This First Amendment shall be effective upon satisfaction or completion of the following:

         (a) The Administrative Agent shall have received counterparts of this First Amendment executed by the Required Lenders;

         (b) The Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor;

         (c) The Administrative Agent shall have received the Collateral Documents executed by the parties thereto, to be held by the Administrative Agent and not filed or recorded until and unless a Collateral Trigger Event shall have occurred and be continuing;

         (d) For the account of each Lender who executed and delivered to the Administrative Agent a consent to this Amendment by April 6, 2001, the Administrative Agent shall have received an amendment fee in an amount equal to the product of (i) 0.15% and (b) such Lender's Commitment; and

         (e) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

         4. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

         6. GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

         9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL

AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, this First Amendment is executed as of the date first set forth above.

                                     ELCOR CORPORATION



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

                                     BANK OF AMERICA, N.A., as Administrative
                                     Agent



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------



                                     BANK OF AMERICA, N.A., as a Lender, L/C
                                     Issuer and Swing Line Lender



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------



                                     BANK ONE, N.A., as a Lender and
                                     Documentation Agent



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------



                                     FIRST UNION NATIONAL BANK, N.A., as a
                                     Lender and Syndication Agent



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

                                     THE BANK OF TOKYO-MITSUBISHI, LTD., as a
                                     Lender



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------



                                     THE FROST NATIONAL BANK, as a Lender



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------



                                     COMERICA BANK-TEXAS, as a Lender



                                     By:
                                         --------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

ACKNOWLEDGED AND AGREED TO:

ELK CORPORATION OF DALLAS
ELK CORPORATION OF TEXAS
ELK CORPORATION OF aMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA



By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------


OEL, LTD.
CHROMIUM CORPORATION


By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------


NELPA, INC.



By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------


ELCOR SERVICE LIMITED PARTNERSHIP

By:      ELCOR MANAGEMENT CORPORATION,
         Its General Partner


By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------

ELCOR MANAGEMENT CORPORATION



By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------


CYBERSHIELD OF GEORGIA, INC.
CYBERSHIELD, INC.
CYBERSHIELD INTERNATIONAL, INC.
CYBERSHIELD OF TEXAS, INC.
(formerly known as Chromium Corporation)


By:
         -----------------------------
         Name:
              ------------------------
         Title:
              ------------------------

                                   EXHIBIT H


================================================================================





                               SECURITY AGREEMENT




                                      Among



                            The Grantors Named Herein
                                   as Grantors



                                       and



                              BANK OF AMERICA, N.A.
                             as Administrative Agent




                                 March 31, 2001
                     (but only effective as provided herein)




================================================================================

                                TABLE OF CONTENTS


         Section                                                           Page
         -------                                                           ----
ARTICLE 1 Grant ..............................................................2
         Section 1.1  Assignment and Grant of Security........................2
         Section 1.2  Collateral Trigger Event................................2
         Section 1.3  Description of Obligations..............................3
         Section 1.4  Grantor Remains Liable..................................3
         Section 1.5  Delivery of Instruments.................................4

ARTICLE 2 Representations and Warranties......................................4
         Section 2.1  Representations and Warranties..........................4

ARTICLE 3 Covenants ..........................................................5
         Section 3.1  Further Assurances......................................5
         Section 3.2  Inventory...............................................6
         Section 3.3  Insurance...............................................6
         Section 3.4  Place of Perfection; Records; Collection of
                      Receivables, Chattel Paper and Instruments..............7

         Section 3.5  Transfers and Other Liens...............................8
         Section 3.6  The Administrative Agent Appointed Attorney-in-Fact.....8

ARTICLE 4 Rights and Powers of the Administrative Agent.......................9
         Section 4.1  The Administrative Agent May Perform....................9
         Section 4.2  The Administrative Agent's Duties.......................9
         Section 4.3  Remedies................................................9
         Section 4.4  INDEMNITY AND EXPENSES.................................10

ARTICLE 5 Miscellaneous......................................................11
         Section 5.1  Cumulative Rights......................................11
         Section 5.2  Modifications; Amendments; Etc.........................11
         Section 5.3  Continuing Security Interest...........................11
         Section 5.4  GOVERNING LAW; TERMS...................................12
         Section 5.5  WAIVER OF JURY TRIAL...................................12
         Section 5.6  The Administrative Agent's Right to Use Agents.........12
         Section 5.7  Waivers of Rights Inhibiting Enforcement...............12
         Section 5.8  Notices and Deliveries.................................12
         Section 5.9  Successors and Assigns.................................12
         Section 5.10 Loan Document..........................................12
         Section 5.11 Consent to Jurisdiction; Waiver of Immunities..........12
         Section 5.12 Severability...........................................13
         Section 5.13 Obligations Not Affected...............................13
         Section 5.14 Counterparts...........................................13
         Section 5.15 ENTIRE AGREEMENT.......................................13

         SIGNATURES.........................................................S-1

                                    SCHEDULES



Schedule 1        Inventory Locations
Schedule 2        Predecessor Names
Schedule 3        Restricted Accounts

                               SECURITY AGREEMENT


         SECURITY AGREEMENT (this "Agreement"), dated as of March 31, 2001 (but only effective as provided in Section 1.2 hereof), made among each of the signatories party hereto (collectively, the "Grantors" and each a "Grantor"), and Bank of America, N.A., a national banking association, in its capacity as administrative agent (the "Administrative Agent") for itself and each lender a party to the Credit Agreement defined below (the "Lenders") and each Affiliate (as defined in the Credit Agreement) of each Lender that has entered into a Swap Contract (as defined in the Credit Agreement) with any Grantor provided that such Lender was a Lender at the time such Swap Contract was entered into (each singularly, a "Secured Party", and collectively, the "Secured Parties").

                                   BACKGROUND

         (1) Elcor Corporation, a Delaware corporation (the "Borrower"), the Administrative Agent, and the Lenders entered into that certain Credit Agreement, dated as of November 30, 2000 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings giving to them in the Credit Agreement.

         (2) It is the intention of the parties hereto that, subject to Section
1.2 hereof, this Agreement create a first priority security interest in certain property of the Grantors securing the payment of the obligations set forth in
Section 1.3 hereof, subject only to Permitted Liens.

         (3) It is a condition precedent to the obligation of the Lenders to enter into a First Amendment to Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Administrative Agent for its benefit and the ratable benefit of the other Secured Parties, as hereinafter set forth.

                                    ARTICLE 1

                                      Grant

         Section 1.1 Assignment and Grant of Security. Subject to Section 1.2 hereof, each Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the other Secured Parties, a security interest in, the entire right, title and interest of such Grantor, in and to the following assets of such Grantor, whether now owned or hereafter acquired ("Collateral"):

         (a) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee but only to the extent of such Grantor's interest therein), and (iii) goods which are returned to or repossessed by such Grantor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

         (b) all accounts, contract rights, documents, instruments, chattel paper, deposit accounts, tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards) and other obligations of any kind owing to such Grantor, now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, documents, instruments, deposit accounts, or obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, deposit accounts, and obligations being the "Receivables");

         (c) all right, title and interest of such Grantor in, to and under each contract and other agreement relating to the lease, sale or other disposition of Collateral;

         (d) all rights, claims and benefits of such Grantor against any Person arising out of, relating to or in connection with Collateral purchased by such Grantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Collateral; and

         (e) all accessions to, substitutions for and replacements, proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this
Section 1.1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         Section 1.2 Collateral Trigger Event. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, this Agreement and all of the terms, covenants and provisions contained herein, including but not limited to the security interest in the Collateral granted pursuant to Section 1.1 hereof, shall not be effective for any reason until and unless a Collateral Trigger Event should occur. Upon the occurrence of a Collateral Trigger Event, if any, this Agreement, and all of the terms, covenants and provisions contained herein, including but not limited to the security interest in the Collateral granted pursuant to Section 1.1 hereof, shall become immediately effective for all purposes without any action by any Grantor, the Administrative Agent, any Lender or any other Persons. Prior to the occurrence of a Collateral Trigger Event, the Administrative Agent shall hold this Agreement and related Collateral Documents, including UCC financing statements, and shall not release, record, transfer or assign such documents. Should a Collateral Release Event occur, the Administrative Agent shall deliver this Agreement and related Collateral Documents, including UCC financing statements to the Borrower, and execute such other documents and take such other action as the Borrower may reasonably request related thereto in order to release the security interest granted pursuant to this Agreement.

         Section 1.3 Description of Obligations. Subject to Section 1.2 hereof, this Agreement creates an enforceable security interest in the Collateral, subject only to Liens permitted pursuant to Section 7.01 of the Credit Agreement ("Permitted Liens"), securing the payment and performance of any and all obligations now or hereafter existing of the Grantors under the Credit Agreement and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, reimbursement obligations, indemnification or otherwise (all such obligations of the Grantors being the "Obligations"). Without limiting the generality of the foregoing, but subject to Section 1.2 hereof, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantors to the Administrative Agent or any other Secured Party under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Debtor Relief Law involving any Grantor (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any Grantor under any Debtor Relief Law). With respect to each Grantor other than the Borrower, notwithstanding anything herein to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally after the Collateral Trigger Event if the Liens granted by any such Grantor herein shall be held void, invalid or unenforceable, or subordinated to the liens or claims of any other creditors, on account of the amount of the Obligations secured by such Liens, then, the amount of the Obligations secured by such Liens shall, without any action by such Grantor, the Administrative Agent, any other Secured Party or any other Persons, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         Section 1.4 Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 1.5 Delivery of Instruments. After the occurrence of a Collateral Trigger Event, all instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE 2

                         Representations and Warranties

         Section 2.1 Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and each other Secured Party, with respect to itself and the Collateral, as follows:

         (a) All of the Inventory pledged by such Grantor hereunder are located at the places specified on Schedule 1 hereto (as supplemented from time to time by such Grantor by written notice to the Administrative Agent as permitted herein) or in transit to a place specified on Schedule 1 hereto (as supplemented from time to time by such Grantor by written notice to Administrative Agent as permitted herein) or in transit for sale to a third-party purchaser that upon such sale will become the obligor under a Receivable or promptly pay for such Inventory. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps all of its records concerning the Receivables, are located at the place specified on Schedule 1 hereto.

         (b) Such Grantor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien, except for Permitted Liens. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) in favor of the Administrative Agent relating to this Agreement and (ii) in respect of other Permitted Liens. Such Grantor (including any corporate or partnership predecessor) has not existed or operated under any name other than as stated on Schedule 2 since the date three years preceding the date of this Agreement.

         (c) Upon the occurrence of a Collateral Trigger Event, this Agreement and the pledge of the Collateral pursuant hereto, together with the filing of financing statements containing the description of the Collateral in the jurisdictions set forth on Schedule 1 which will be made immediately following the date of the Collateral Trigger Event, will create a valid and perfected first priority security interest in the Collateral in which a security interest can be perfected by filing a UCC financing statement (subject to Permitted Liens), securing the payment of the Obligations; provided that additional actions may be required with respect to the perfection of proceeds of the Collateral; and further provided that the Administrative Agent retains physical possession of any Collateral, the possession of which is required for perfection.

         (d) No Necessary Authorization is required (i) for the pledge by such Grantor of the Collateral pledged by it hereunder, for the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature (subject to Permitted Liens) of such pledge, assignment and security interest as provided herein) (except for the filing of financing and continuation statements under the UCC) or (iii) for the exercise by the Administrative Agent of the rights provided for in this Agreement (except as otherwise required by law, including pursuant to Section
4.3 of this Agreement).

         (e) No dispute, right of setoff, counterclaim or defense exists with respect to any material portion of the Collateral.

         (f) All Inventory produced in the United States of America has been produced in substantial compliance with the Fair Labor Standards Act, except to the extent that such failure could not have a Material Adverse Effect.

                                   ARTICLE 3

                                   COVENANTS

         Section 3.1 Further Assurances.

         (a) Each Grantor agrees that from time to time after the Collateral Trigger Event, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents (including supplements to all schedules), and take all further action, that may be necessary, and that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon reasonable written request by the Administrative Agent after the Collateral Trigger Event, such Grantor will: (i) mark conspicuously each chattel paper or instrument with the following legend:

          THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED AS OF MARCH 31, 2001 (AS THE SAME HAS BEEN AND MAY HEREAFTER BE AMENDED, MODIFIED OR RESTATED) MADE BY GRANTOR IN FAVOR OF BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE SECURED PARTIES NAMED THEREIN.

or such other legend, in form and substance reasonably satisfactory to and as specified by the Administrative Agent, indicating that such chattel paper or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Collateral shall be evidenced by an instrument or be chattel paper, deliver and pledge to the Administrative Agent hereunder each such instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (b) In addition to such other information as shall be specifically provided for herein, after the Collateral Trigger Event, the Grantors will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other lists, documents, reports, and product, service and sales documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail. In connection with its enforcement of the security interest, the Administrative Agent may use such information or transfer it to any Assignee permitted under the Credit Agreement for such Assignee's use.

         (c) Each Grantor hereby authorizes the Administrative Agent to file, after the Collateral Trigger Event, one or more continuation statements and during the continuance of an Event of Default, financing statements, relating to all or any part of the Collateral without the signature of such Grantor where permitted by Applicable Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

         Section 3.2 Inventory. No Grantor shall keep the Inventory pledged by it hereunder (other than Inventory sold in the ordinary course of business, and (ii) Inventory in transit in the ordinary course of business) after the Collateral Trigger Event in any location other than the places specified in
Schedule 1 unless no later than 30 days prior to removal from any such location such Grantor has delivered to the Administrative Agent a financing statement for such Inventory kept by such Grantor at such other location or such other documentation in the reasonable opinion of the Administrative Agent which is necessary to properly perfect or maintain the perfection of the security interest granted herein in such Collateral.

         Section 3.3 Insurance. Each Grantor shall, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms set forth in Section 5.10 of the Credit Agreement. Each Grantor hereby grants the Administrative Agent a security interest, to be effective upon the occurrence of a Collateral Trigger Event, in any refunds of unearned premiums in connection with any cancellation, adjustment or termination of any policy of insurance required by the Administrative Agent and in all proceeds of such insurance and hereby appoints the Administrative Agent its attorney-in-fact (exercisable from and after the occurrence of an Event of Default which is continuing) to endorse any check or draft that may be payable to such Grantor in order to collect such refunds or proceeds. After the occurrence of a Collateral Trigger Event, proceeds of insurance shall be applied as follows: first, to reimburse the

Administrative Agent for all costs and out-of-pocket expenses, if any, including reasonable attorneys' fees, incurred in connection with the collection of such proceeds; second, if an Event of Default has not occurred and is continuing or the amount of proceeds in respect of any one loss or damage does not exceed $200,000, the proceeds shall be used by the Grantor; and third, if an Event of Default has occurred and is continuing, the proceeds shall, at the Administrative Agent's reasonable direction, be used to repair or replace the Collateral or applied to the Obligations as provided in the Credit Agreement.

         Section 3.4 Place of Perfection; Records; Collection of Receivables, Chattel Paper and Instruments.

         (a) After the occurrence of a Collateral Trigger Event, each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper and instruments, at the location therefor specified on Schedule 1, in each case which may be changed upon written notice to the Administrative Agent at least 30 days prior to such change. Each Grantor will hold and preserve such records and chattel paper and instruments and will permit representatives of the Administrative Agent at any time during normal business hours and after reasonable notice to inspect and make abstracts from and copies of such records and chattel paper and Instruments.

         (b) Except as otherwise provided in this Section 3.4(b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables, chattel paper and instruments. In connection with such collections after the occurrence of a Collateral Trigger Event, such Grantor may take (and, during the continuance of an Event of Default at the Administrative Agent's direction, shall take) such action as such Grantor or, during the continuance of an Event of Default, the Administrative Agent, may deem necessary to enforce collection of the Receivables, chattel paper and instruments; provided, however, that the Administrative Agent shall have the right (during the continuance of an Event of Default) to notify the account debtors or obligors under any Receivables, chattel paper and instruments of the assignment of such Receivables, chattel paper and instruments to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification at the expense of such Grantor, to enforce collection of any such Receivables, chattel paper and instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done or as the Administrative Agent deems necessary. After the occurrence of a Collateral Trigger Event and during the continuance of an Event of Default, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Receivables, chattel paper and instruments shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and, after receipt of written notice from the Administrative Agent, shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided in the Credit Agreement. After the occurrence of a Collateral Trigger Event and during the continuation of an Event of Default, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, chattel paper or instrument, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, in each case, other than those made in the ordinary course of business or otherwise permitted under the Credit Agreement. To the extent that the Administrative Agent has so notified any account debtor or obligor under any Receivables, chattel paper or instruments a Collateral Release Event has occurred, the Administrative Agent shall promptly notify such account holder or obligor of such fact.

         Section 3.5 Transfers and Other Liens. No Grantor shall (a) sell, assign (by operation of Applicable Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement, or (b) create or permit to exist any Lien upon any of the Collateral, except Permitted Liens.

         Section 3.6 The Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact (exercisable only after the occurrence of a Collateral Trigger Event and during the continuance of an Event of Default), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise to take any action and to execute any instrument (in accordance with this Agreement, including without limitation, Section 4.2 hereof) which the Administrative Agent may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation:

         (a) to obtain and adjust insurance required to be maintained by such Grantor in accordance with Section 3.3,

         (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquaintance and receipts for moneys due or to become due under or in connection with the Collateral,

         (c) to receive, indorse, and collect any drafts or other Instruments, documents and Chattel Paper in connection with clauses (a) or (b) above, and

         (d) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem reasonably necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of the Administrative Agent with respect to any of the Collateral. EACH GRANTOR HEREBY IRREVOCABLY APPOINTS THE ADMINISTRATIVE AGENT SUCH GRANTOR'S ATTORNEY-IN-FACT (EXERCISABLE ONLY AFTER THE OCCURRENCE OF A COLLATERAL TRIGGER EVENT AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT) TO PERFORM ALL OBLIGATIONS OF SUCH GRANTOR UNDER THIS AGREEMENT. THE POWER OF ATTORNEY HEREIN GRANTED ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO THE EARLIER OF (i) THE COLLATERAL RELEASE EVENT OR (ii) THE PAYMENT OF ALL OBLIGATIONS IN FULL AFTER THE MATURITY DATE.

         This appointment as attorney-in-fact and this proxy shall terminate upon the termination of this Agreement pursuant to Section 5.3 hereof.

                                   ARTICLE 4

                  Rights and Powers of the Administrative Agent

         Section 4.1 The Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable documented out-of-pocket expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 4.4.

         Section 4.2 The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the duty to exercise reasonable care in respect of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Except as provided in this
Section 4.2 and except to the extent of any gross negligence or willful misconduct of the Administrative Agent or the other Secured Parties, the Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Agent, and the Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (ii) notify any Grantor of any decline in the value of any Collateral.

         Section 4.3 Remedies. If after a Collateral Trigger Event any Event of Default shall have occurred and be continuing:

         (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time (to the extent not prohibited by Applicable Law whether or not the UCC applies to the affected Collateral), and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral which is capable of being assembled as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may reasonably deem commercially reasonable, and otherwise in compliance with the UCC, including, but not limited to, Section 9.504 thereof.

Each Grantor agrees that, to the extent notice of sale shall be required by Applicable Law, ten days' written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, provided that ten days' written notice does not violate any Applicable Law. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the extent not prohibited by Applicable law, the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by the Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the Credit Agreement.

         (c) All payments received by such Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and, after receipt of written notice from the Administrative Agent, shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (d)

               (i) Each Grantor will maintain the accounts listed as restricted and blocked accounts on Schedule 3 (the "Restricted Accounts") with the Administrative Agent, in the name of such Grantor, but such Restricted Accounts shall be under the sole control and dominion of the Administrative Agent.

               (ii) It shall be a term and condition of each Restricted Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Restricted Account (other than the Credit Agreement), that no amount (including interest and other proceeds of the cash and other property in the Restricted Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, such Grantor or any other Person from such Restricted Account.

               (iii) At the request of the Administrative Agent, such Grantor will promptly instruct each account debtor in respect of Receivables arising from any sale of Inventory in the ordinary course of business to make payment to the Restricted Accounts.

Each Grantor understands and acknowledges that the Administrative Agent may and permits the Administrative Agent to remove amounts from the Restricted Accounts from time to time and use the amounts to reduce the Obligations in accordance with the terms of the Credit Agreement.

         Section 4.4 INDEMNITY AND EXPENSES. THE GRANTORS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), TO THE EXTENT THE BORROWER IS

REQUIRED TO DO SO UNDER SECTION 10.05 OF THE CREDIT AGREEMENT. THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE INDEMNITEE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEE).

                                   ARTICLE 5

                                  Miscellaneous

         Section 5.1 Cumulative Rights. All rights of the Administrative Agent and each other Secured Party under the Loan Documents are cumulative of each other and of every other right which the Administrative Agent and each other Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

         Section 5.2 Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (and such Grantor, in case of amendment), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 5.3 Continuing Security Interest. From and after the Collateral Trigger Event, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of
(i) the Collateral Release Event or (ii) the payment of all Obligations in full after the Maturity Date (except to the extent that the release of any Collateral is otherwise permitted pursuant to the terms of the Loan Documents), (b) be binding upon each Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and its successors, transferee and assigns. Upon any such termination, the Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Each Grantor agrees that to the extent that the Administrative Agent or any other Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Law, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by the Administrative Agent or any other Secured Party, to the extent that the Administrative Agent or any other Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by the Administrative Agent or any other Secured Party and secured hereby, and, if the lien and security interest hereof shall have been released, such lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such lien or security interest had ever occurred, to the extent not prohibited by Applicable Law.

         Section 5.4 GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

         Section 5.5 WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, THE SECURED PARTIES AND EACH GRANTOR HEREBY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 5.6 The Administrative Agent's Right to Use Agents. The Administrative Agent may exercise its rights under this Agreement through an agent or other designee (so long as the Administrative Agent provides each Grantor with the name of such agent or other designee and such Person's scope of authority).

         Section 5.7 Waivers of Rights Inhibiting Enforcement. To the extent not prohibited by Applicable Law, each Grantor waives all rights of redemption, appraisal, valuation or to the marshaling of assets.

         Section 5.8 Notices and Deliveries.

         (a) Manner of Delivery. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement, and to the extent that a notice or communication is sent to a Grantor other than the Borrower, said notice shall be addressed to such Grantor, in care of the Borrower.

         Section 5.9 Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, no Grantor may assign its liabilities and obligations under this Agreement without the prior written consent of all Secured Parties.

         Section 5.10 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         Section 5.11 Consent to Jurisdiction; Waiver of Immunities.

         (a) Each Grantor and the Administrative Agent each hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State courts sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, and each Grantor and the Administrative Agent each hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

         (b) Nothing in this section shall limit the right of any Grantor, the Administrative Agent or any other Secured Party to bring any action or proceeding against any other party or its property in the courts of any other jurisdictions.

         Section 5.12 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.13 Obligations Not Affected. To the fullest extent permitted by Applicable Law, the obligations of each Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment, modification, addition or supplement to any other Loan Document, any instrument delivered in connection therewith, or any assignment or transfer thereof;

         (b) any exercise, non-exercise, or waiver by the Administrative Agent or any other Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any other Loan Document;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any other Loan Document or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Grantor, any other Person, whether or not such Grantor shall have notice or knowledge of any of the foregoing.

         Section 5.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 5.15 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                     GRANTORS:


                                     ELCOR CORPORATION



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------



                                     ELK CORPORATION OF DALLAS
                                     ELK CORPORATION OF TEXAS
                                     ELK CORPORATION OF AMERICA
                                     ELK CORPORATION OF ARKANSAS
                                     ELK CORPORATION OF ALABAMA



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------



                                     OEL, LTD.



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                     NELPA, INC..



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------




                                     ELCOR SERVICE LIMITED PARTNERSHIP

                                     By:  ELCOR MANAGEMENT CORPORATION,
                                          its General Partner



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------




                                     ELCOR MANAGEMENT CORPORATION



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                     CYBERSHIELD OF GEORGIA, INC.
                                     CYBERSHIELD, INC.
                                     CYBERSHIELD INTERNATIONAL, INC.
                                     CYBERSHIELD OF TEXAS, INC.
                                     (formerly known as Chromium Corporation)



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------



                                     ADMINISTRATIVE AGENT:


                                     BANK OF AMERICA, N.A.



                                     By:
                                         --------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                   Schedule 1

                               Inventory Locations

               Chief Place of Business, Chief Executive Office and
                          Location of Books and Records



                          *To Be Provided by Grantors*

                                   Schedule 2

                                Predecessor Names



                          *To Be Provided by Grantors*

                                   Schedule 3

                               Restricted Accounts



        *To Be Provided by Grantors upon Occurrence of Event of Default*

                                                                      EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                          Financial Statement Date:_____________


To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of ____________, 2000 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Elcor Corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the
Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal YEAR-END financial statements]

  1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[SELECT ONE:]


                                                                       Exhibit E

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

--OR--
         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.



         IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                          ,                .
   ------------------------  ---------------

                                   ELCOR CORPORATION



                                   By:
                                        ---------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                        ---------------------------------------



                                                                       Exhibit E

        For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.       LEVERAGE RATIO - FOR DETERMINATION OF APPLICABLE RATE

         A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

                  1.       Consolidated Adjusted Net Income for Subject Period: $
                                                                                ---------

                  2.       Consolidated Interest Expense for Subject Period:    $
                                                                                ---------

                  3.       Provision for income taxes for Subject Period:       $
                                                                                ---------

                  4.       Depreciation expenses and Amortization expenses for
                           intangibles for Subject Period:                      $
                                                                                ---------

                  5.       Trailing 4 fiscal quarters of Consolidated EBITDA of
                           assets acquired during Subject Period:               $
                                                                                ---------

                  6.       Trailing 4 fiscal quarters of Consolidated EBITDA of
                           assets disposed of during Subject Period:            $
                                                                                ---------

                  7.       Consolidated EBITDA (Lines I.A 1+2+3+4+5+6):         $
                                                                                ---------

         B.       Consolidated Funded Indebtedness at Statement Date:           $
                                                                                ---------

         C.       Leverage Ratio (Line I.A.7 / Line I.B.):                      $
                                                                                ---------

II.      SECTION 7.05 - RESTRICTED PAYMENTS.

         A.       Base:                                                         $15,000,000

         B.       35% of cumulative Consolidated Net Income (100% in case of a
                  deficit) commencing July 1, 2000:                             $
                                                                                ----------

         C.       Amounts received from sale or disposition of Capital Stock
                  acquired in a Treasury Stock Purchase:                        $
                                                                                ----------

         D.       Amount Available for Restricted Payments (Lines II.A.+ (or
                  minus if a deficit) II.B. + II.C.):                           $
                                                                                ----------

         E.       Restricted Payments made during term of Agreement:            $
                                                                                ----------

         F.       Excess Available for Restricted Payments (Line II.D. - II.E.):$
                                                                                ----------

III.     SECTION 7.12(a) - CONSOLIDATED NET WORTH.

         A.       Actual Consolidated Net Worth at Statement Date:              $
                                                                                ---------


                                                                      Exhibit E

         B.       65% of Consolidated Net Income for each fiscal quarter ending
                  after June 30, 2000 (no reduction for losses):                $
                                                                                ---------

         C.       100% of increases in Shareholders' Equity after date of
                  Agreement from issuance and sale of capital stock (including from conversion of debt securities, but excluding treasury
                  stock):                                                       $
                                                                                ---------

         D.       Minimum required Consolidated Net Worth (Lines III.B + III.C
                  plus ($135,000,000):                                          $
                                                                                ---------

         E.       Excess (deficient) for covenant compliance (Line III.A -
                  III.D):                                                       $
                                                                                ---------

IV.      SECTION 7.13(b) - FIXED CHARGE COVERAGE RATIO.

         A.       Consolidated EBITDA for four consecutive fiscal quarters
                  ending on above date ("Subject Period") (Line I.A.7 above):   $
                                                                                ---------

         B.       Cash Taxes of Borrower and its Subsidiaries for Subject
                  Period:                                                       $
                                                                                ---------

         C.       Depreciation and amortization expense of the Borrower and its
                  Subsidiaries deducted in determining Consolidated Net Income
                  for Subject Period:                                           $
                                                                                ---------

         D.       Capital expenditures of the Borrower and its Subsidiaries for
                  Subject Period (from and including 4/1/01 and thereafter does not include capitalized interest of Borrower and its
                  Subsidiaries for such period):                                $
                                                                                ---------

         E.       Consolidated Interest Charges for Subject Period:             $
                                                                                ---------

         F.       Principal payments of Indebtedness of the Borrower and its
                  Subsidiaries required to be paid during Subject Period:       $
                                                                                ---------

         G.       Fixed Charge Coverage Ratio (Lines IV.A. - IV.B. - [lesser
                  of IV.C. or IV.D.]) / (Lines IV.E. + IV.F.):                  _____ to 1

                  Minimum required:

                                                    MINIMUM FIXED CHARGE
             FISCAL QUARTERS ENDING                   COVERAGE RATIO
            ------------------------               --------------------
From and including 3/31/01 through and                  1.25 to 1
including  9/30/01
12/31/01 or 3/31/02                                     1.50 to 1
each fiscal quarter thereafter                          1.75 to 1


                                                                      Exhibit E

V.       SECTION 7.13(c) - CAPITALIZATION RATIO.


         A.       Consolidated Funded Indebtedness at Statement Date:           $
                                                                                --------

         B.       Capitalization:                                               $
                                                                                --------

                  1.       Consolidated Funded Indebtedness at Statement Date:  $
                                                                                --------

                  2.       Consolidated Net Worth (Line III.A. above):          $
                                                                                --------

                  3.       Capitalization (Lines V.B.1+2):                      $
                                                                                --------

         C.       Capitalization Ratio (Line V.A) / (Line V.B.3):               _____ to 1


                  Maximum allowed:

                                                          MAXIMUM
                                                       CAPITALIZATION
             FISCAL QUARTERS ENDING                        RATIO
            ------------------------                   --------------
6/30, 9/30 or 12/31 of any fiscal year                   0.45 to 1
3/31 of any fiscal year                                  0.50 to 1


                                                                      Exhibit E